Exhibit 3.2

AMENDED AND RESTATED
BY-LAWS
OF
COWEN GROUP, INC.

Incorporated Under the Laws of the State of Delaware

ARTICLE I.
OFFICES.

The registered office of COWEN GROUP, INC. (f/k/a LexingtonPark Parent Corp., the “Corporation”) shall be located in the State of Delaware and shall be at such address as shall be set forth in the Certificate of Incorporation of the Corporation (as the same may be amended from time to time, the “Certificate of Incorporation”).  The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation.  The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.

ARTICLE II.
STOCKHOLDERS.

Section 1.               Annual Meeting.  The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors.  At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

Section 2.               Special Meetings.  Special meetings of the stockholders for any purpose may be called, and business to be considered at any such meeting may be proposed, at any time by the Board of Directors or by the President.  Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors.  At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3.               Notice of Meetings.  Written notice of the time and place of any stockholders meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, at the stockholder’s address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting.  Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment.  Such further notice, if any, shall be given as may be required by law.

Section 4.               Notice of Stockholder Business at Annual Meeting.

(a)  At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting

(or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 4, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 4.

(b)  For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal place of business and such business must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”).  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business on the tenth (10th) day following the earlier of (i) the date on which notice of the date of the meeting was mailed and (ii) the date on which public disclosure of the meeting date was made.  A stockholder’s notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting, (2) with respect to each such stockholder, that stockholder’s name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of capital stock of the Corporation beneficially owned by that stockholder, (3) any material interest of the stockholder in the proposed business, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(c)  Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4.  The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in these By-Laws, and if the chairman should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  Nothing in this Section 4 shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

(d)  Notwithstanding the foregoing terms of this Article II, Section 4, any stockholder wishing to nominate a person for election to the Board of Directors at any annual meeting of stockholders must comply with the terms set forth in Article III, Section 3 hereof.

Section 5.               Quorum.  Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

Section 6.               Adjournment of Meetings.  If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend.  Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote.  At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 7.               Voting List.  The Secretary shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present.

Section 8.               Voting.  Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless said proxy provides for a longer period.  Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one (1) vote for each share of stock registered in his name on the record of stockholders.  Except as may provided by law, the Certificate of Incorporation, these By-Laws or any stock exchange or regulatory body applicable to the Corporation, each matter brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter.  Voting at meetings of stockholders need not be by written ballot.

Section 9.               Record Date of Stockholders.  The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 10.             Action Without Meeting.  No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these By-Laws, and no action shall be taken by the stockholders by written consent or by electronic transmission.

Section 11.             Conduct of Meetings.  The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the President shall preside at all annual or special meetings of stockholders.  To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

Section 12.             Requests for Stockholder List and Corporation Records.  Stockholders shall have those rights afforded under the DGCL to inspect a list of stockholders and other related records and make copies or extracts therefrom.  Such request shall be in writing in compliance with Section 220 of the DGCL.  In addition, any stockholder making such request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request.  Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Corporation.  Each stockholder desiring a photostatic or other duplicate copies of any such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Corporation’s principal executive offices are located.  Alternative arrangements with respect to this Section 12 may be permitted in the discretion of the President of the Corporation or by a vote of the Board of Directors.

Section 13.             Inspectors.  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors, who may be employees of the Corporation, to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed fails to appear or act, the chairman of the meeting may appoint one or more alternate inspectors.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.  The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of an election of directors.  Inspectors need not be stockholders.

ARTICLE III.
DIRECTORS.

Section 1.               Number and Qualifications.  The board of directors shall consist of not less than four and not more than twelve directors and shall consist of such number as may be fixed from time to time by resolution of the Board of Directors.  The directors need not be stockholders.

Section 2.               Election of Directors.  The directors shall be elected by the stockholders at the annual meeting of stockholders.

Section 3.               Nomination of Director Candidates.

(a)  Nominations of persons for election to the Board of Directors may be made (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 3, who shall be entitled to vote for the election of the director so nominated, and who complies with the notice procedures set forth in paragraph (b) of this Section 3.

(b)  Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation at the Corporation’s principal place of business.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the earlier of (A) the date on which notice of the date of the meeting was mailed and (B) the date on which public disclosure of the meeting date was made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of (x) the date on which notice of the date of the meeting was mailed and (y) the date on which public disclosure of the meeting date was made.  Such notice shall set forth (i) as to each nominee for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or that otherwise would be required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to serving as a director if elected and, if applicable, to being named in the proxy statement as a nominee), and (ii) if the nomination is submitted by a stockholder of record, (A) the name and address, as they appear on the records of the Corporation, of such stockholder of record and the name and address of the beneficial owner, if different, on whose behalf the nomination is made, (B) the class and number of shares of the Corporation which are beneficially owned and owned of record by such stockholder of record and such beneficial owner, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.

(c)  No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.  The election of any director in violation of this Section 3 shall be void and of no force or effect.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures so prescribed by these By-Laws, and if the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.  Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.

Section 4.               Duration of Office.  The directors chosen at any annual meeting of the stockholders shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualify.

Section 5.               Removal and Resignation of Directors.  Any director or the entire Board of Directors may be removed only in the circumstances set forth in the Certificate of Incorporation, either at meetings of stockholders at which directors are elected, or at a special meeting of the stockholders, and the office of such director shall forthwith become vacant.  Any director may resign at any time.  Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 6.               Filling of Vacancies.  Any vacancy among the directors occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum.  Except as otherwise provided herein, any person elected or appointed to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualifies.

Section 7.               Regular Meetings.  The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present.  Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 8.               Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, by the President or by a majority of the Board of Directors at any time in office.

Section 9.               Notice and Place of Meetings.  Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting.  Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph, electronic mail or cable, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.  No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 10.             Business Transacted at Meetings, etc.  Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

Section 11.             Quorum.  A majority of the Board of Directors at any time in office shall constitute a quorum.  At any meeting at which a quorum is present, the act of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-Laws.  The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

Section 12.             Compensation.  The Board of Directors shall have the authority to fix the form and amount of compensation paid to directors, including fees and reimbursement of expenses incurred in connection with attendance at regular or special meetings of the Board of Directors or any committee thereof.  Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 13.             Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 14.             Meetings Through Use of Communications Equipment.  Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, have the power to participate in and act at a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV.
COMMITTEES.

Section 1.               Audit Committee.  Unless not required by the national securities exchange or stock market on which the Company’s securities may be listed, if any, and federal securities and other laws, rules and regulations, the Board of Directors shall have an Audit Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Audit Committee shall comply, to the extent required, with the requirements of the national securities exchange or stock market on which the Company’s securities may be listed, if any, and federal securities and other laws, rules and regulations.  The Audit Committee shall have the powers and perform the duties set forth in the audit committee charter adopted by the Board of Directors.

Section 2.               Compensation Committee.  Unless not required by the national securities exchange or stock market on which the Company’s securities may be listed, and federal securities and other laws, rules and regulations, the Board of Directors shall have a Compensation Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Compensation Committee shall comply, to the extent required, with the requirements of the national securities exchange or stock market on which the Company’s securities may be listed, and federal securities and other laws, rules and regulations.  The Compensation Committee shall have the powers and perform the duties set forth in the compensation committee charter adopted by the Board of Directors.

Section 3.               Governance and Nominating Committee.  Unless not required by the national securities exchange or stock market on which the Company’s securities may be listed, and federal securities and other laws, rules and regulations, the Board of Directors shall have a Governance and Nominating Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Governance and Nominating Committee shall, to the extent required, comply with the requirements of the national securities exchange or stock market on which the Company’s securities may be listed, and federal securities and other laws, rules and regulations.  The Governance and Nominating Committee shall have the powers and perform the duties set forth in the governance and nominating committee charter adopted by the Board of Directors.

Section 4.               Executive Committee.  The Board of Directors may designate two (2) or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors, other than such powers as are granted to the Audit Committee, the Compensation Committee or the Governance and Nominating Committee, in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the DGCL.

Section 5.               Other Committees.  Other committees, whose members need not be members of the Board of Directors, may be appointed by the Board of Directors or the Executive Committee, if any, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee, if any.

Section 6.               Removal.  Subject to the requirements of the national securities exchange or stock market on which the Company’s securities may be listed, if any, and federal securities and other laws, rules and regulations, each to the extent applicable, any member of any committee of the Board of Directors may be removed at any time, with or without cause, by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee), and any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee).  Any person ceasing to be a director shall ipso facto cease to be a member of any committee, including the Audit Committee.

Section 7.               Resignation.  Any member of a committee may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 8.               Quorum.  A majority of the members of a committee shall constitute a quorum.  The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee.  The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 9.               Record of Proceedings, etc.  Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 10.             Organization, Meetings, Notices, etc.  A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon.  Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.  Unless otherwise ordered by the Executive Committee, if any, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph, electronic mail or cable, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

Section 11.             Compensation.  The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V.
OFFICERS.

Section 1.               Number.  The officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer and such other officers as may be appointed in accordance with the provisions of this Article V.  The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 2.               Election, Term of Office and Qualifications.  Each officer of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her earlier death, resignation or removal in the manner hereinafter provided.  Except as otherwise provided by law, any number of offices may be held by the same person

Section 3.               Removal of Officers.  Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the election of any officer shall not of itself create any contractual rights.

Section 4.               Resignation.  Any officer of the Corporation may resign at any time.  Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President and Vice President.  The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 5.               Filling of Vacancies.  A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 6.               Compensation.  The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon which power in that regard may be conferred by the Board of Directors, including the Compensation Committee.

Section 7.               Chairman of the Board of Directors.  The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 8.               President.  In the absence of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders.  He shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time.  He shall be the chief executive officer of the Corporation, and, subject to the direction of the Board of Directors, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

Section 9.               Vice-Presidents.  The vice-president, or vice-presidents if there is more than one, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President.  The vice-presidents shall also perform such other duties as may be assigned to them by the Board of Directors or the President.

Section 10.             Secretary.  The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books maintained for that purpose.  The Secretary will perform the duties and have all other powers that are incident to the office of Secretary or that are assigned to him or her by the Board of Directors or the President.

Section 11.             Treasurer.  The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his or her possession.  The Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and will deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation.  The Treasurer will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts.  The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors or the President.

Section 12.             Other Officers.  Other officers, including one or more vice-presidents, assistant secretaries, treasurer or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

ARTICLE VI.
CAPITAL STOCK.

Section 1.               Issue of Certificates of Stock.  Certificates of capital stock shall be in such form as shall be approved by the Board of Directors.  The certificates shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the President or one of the vice-presidents, and the Secretary or an assistant Secretary or the Treasurer or an assistant Treasurer, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, vice-president, Secretary, assistant Secretary, Treasurer or assistant Treasurer may be a facsimile.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.

Section 2.               Registration and Transfer of Shares.  The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates, if any, covering such shares and the dates of acquisition of such shares.  The shares of stock of the Corporation held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  The shares of stock of the Corporation that are not held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer.  A record shall be made of each transfer.  The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

Section 3.               Lost, Destroyed and Mutilated Certificates.  The holder of any stock of the Corporation held in certificated form shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises.

Section 4.               Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person except as required by law.

ARTICLE VII.
DIVIDENDS, SURPLUS, ETC.

Section 1.               General Discretion of Directors.  The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation, if any, shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII.
MISCELLANEOUS PROVISIONS.

Section 1.               Fiscal Year.  The fiscal year of the Corporation shall initially commence on the first day of January and end on the last day of December and may be changed by resolution of the Board.

Section 2.               Corporate Seal.  The Corporation shall have no seal.

Section 3.               Notices.  Except as otherwise expressly provided, any notice required to be given by these By-Laws will be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to the notice at his address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to that person at that address, or by electronic mail at his electronic mail address on record with the Corporation or by facsimile transmission to a number designated upon the books of the

Corporation, if any; and the notice will be deemed to be given at the time it is mailed, telegraphed or cabled, sent by electronic mail or sent by facsimile.

Section 4.               Waiver of Notice.  Any stockholder or director may at any time, by writing, whether mailed, telegraphed or cabled or sent by electronic mail or facsimile, waive any notice required to be given under these By-Laws, and if any stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

Section 5.               Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 6.               Deposits.  All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

Section 7.               Voting Stock of Other Corporations.  Except as otherwise ordered by the Board of Directors or the Executive Committee, the President, the Secretary or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation or other form of business entity of which the Corporation is a stockholder or otherwise holds an interest and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President the Secretary or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock or other interest and which, as owner thereof, the Corporation might have possessed and exercised if present.  The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

Section 8.               Indemnification of Officers and Directors.  Without limiting the terms set forth in the Certificate of Incorporation, the Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation or other form of business entity at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

ARTICLE IX.

AMENDMENTS.

The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-Laws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any by-laws made by the Board of Directors, and to enact by-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.

No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.

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